UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 9, 2002

Main Street BankShares, Inc.

North Carolina (State of incorporation)	000-33475 (Commission File Number)	22-3850612 (I.R.S. Employer Identification No.)

325 East Front Street, Statesville, North Carolina (Address of principal executive offices)	28677 (Zip Code)

Issuer’s telephone number: (704) 871-1100

This document contains 2 pages, excluding exhibits.

Item 5: Other Events

     On April 5, 2002, Yadkin Valley Bank and Trust Company (“Yadkin Valley”) of Elkin, North Carolina and Main Street BankShares, Inc. (“Main Street”) of Statesville, North Carolina executed an agreement to merge Main Street into Yadkin Valley.

     Regulatory applications for approval of the merger are pending. A special shareholders meeting of the Yadkin Valley Bank shareholders will be called to consider the merger and the Main Street BankShares, Inc. shareholders will consider the merger at their regular annual meeting. Final approvals of the merger are anticipated by the end of July 2002.

Item 7(c): Exhibits

     Exhibit 99: Press Release announcing execution of the merger agreement.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Main Street has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Main Street BankShares, Inc.

By:	/s/ William A. Long

William A. Long

President and Chief Executive Officer

Date:	April 10, 2002